Exhibit 5.2



                         [Simpson Thacher Letterhead]


                                                                 June 9, 2000



PE Corporation
761 Main Avenue
Norwalk, Connecticut  06859

Ladies and Gentlemen:

              We have acted as counsel to PE Corporation, a Delaware

corporation ("PE"), in connection with Post-Effective Amendment No. 1 on Form

S-8 to the Registration Statement on Form S-4 (Registration No. 333-35080) of

PE (the "Registration Statement"), filed with the Securities and Exchange

Commission under the Securities Act of 1933, as amended, relating to shares (the "Shares") of PE Corporation - Celera Genomics Group Common Stock,

par value $.01 per share, of PE to be issued by PE pursuant to the Paracel,

Inc. Stock Option Plan (the "Plan") of Paracel, Inc., a California

corporation ("Paracel") such Plan of Paracel to be assumed by PE pursuant to the Agreement and Plan of Merger, dated as of March 20, 2000 (the "Merger

Agreement"), among PE, Paracel and Umbrella Acquisition Corp., a wholly-owned subsidiary of PE.

              We have examined the Plan and the Merger Agreement.  In

addition, we have examined, and have relied as to matters of fact upon,

originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of PE, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance of the Shares in accordance with the terms of the applicable Plan and payment of the consideration, if any,

payable therefor pursuant to terms of the applicable Plan, such Shares will be validly issued, fully paid and nonassessable.

              We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware

General Corporation Law.

              We hereby consent to the filing of this opinion of counsel as

Exhibit 5.2 to the Registration Statement.

                                              Very truly yours,



                                              SIMPSON THACHER & BARTLETT





































                                      -3-